EXHIBIT 10.11

FORM OF SEVERANCE AGREEMENT

Severance Benefits. In the event your employment is terminated by the Company other than for “cause,” subject to the execution of a release mutually accepted by you and the Company, you will be entitled to the following benefits during the “Severance Period,” which will last: (i) up to six months, in the event such termination occurs within 12 months of the start of your employment, or (ii) up to twelve months, in the event such termination occurs after 12 months following the start of your employment:

Salary Continuation: Beginning on the date that your employment was terminated and continuing for a period of up the Severance Period thereafter, the Company would continue to pay you your current annual base salary in accordance with the Company’s payroll procedure currently in effect at the time, less deductions required to be withheld by applicable laws and regulations. Notwithstanding the foregoing, the Severance Period will terminate immediately on your commencement of paid employment or consultancy during the Severance Period.

Other Benefits During the Severance Period: During the Severance Period, you may continue to participate in the Guilford Health Benefits plan, as per your elections at the time of termination, at the contribution rate in effect at that time. Remaining benefits of employment, including your eligibility for any bonus program and the vesting of unvested options, would cease at termination and not continue to accrue during the Severance Period.

“CAUSE ”Defined: For purposes of this letter, your employment will be deemed to have been terminated for “cause” if (i) you are convicted of a crime punishable by imprisonment of one year or more, (ii) you fail, refuse or are unable to perform your duties for the Company, at least 30 days after you are provided notice of such failure and you do not cure such failure, if curable, (iii) you engage in any act of fraud, embezzlement, or any other act of dishonesty in the performance of your duties, or (iv) you engage in acts evidencing moral turpitude or you otherwise adversely affect the reputation of the Company.